EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the Incorporation by reference in this Registration Statement on Form S-8, dated August 22, 1997, of our reports dated February 7, 1997, except for Note 7, as to which the date is March 28, 1997, on our audits of the consolidated financial statements and financial statement schedules of Atlantis Plastics, Inc. Included in the 1996 Annual Report on Form 10-K.







                                                  COOPERS & LYBRAND, L.L.P.

Atlanta, Georgia
August 22, 1997